IDS Life Accounts F, IZ, JZ, G, H, N, KZ, LZ & MZ
IDS Life Flexible Annuity
Registration Number 33-4173/811-3217

                         EXHIBIT INDEX

Exhibit  9:       Opinion of Counsel, dated April 27, 2000.

Exhibit  10:      Consent of Independent Auditors, dated April 24, 2000.

Exhibit  14:      IDS Life Power of Attorney, dated April 20, 2000.